UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 11, 2008

PROS Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	76-0168604
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3100 Main Street, Suite 900
Houston, TX, 77002	(713) 335-5151
(Address of principal executive offices)	(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 8.01.  Other Events

On November 11, 2008, the Compensation Committee of the Board of Directors of PROS Holding, Inc. (“the Company”) granted to employees generally restricted stock units representing 335,000 shares of the Company’s common stock.  Prior to these grants, the Compensation Committee accepted the request of Albert Winemiller, the Company’s Chief Executive Officer, and Charles Murphy, the Company’s Chief Financial Officer, to surrender options held by Mr. Winemiller and Mr. Murphy to acquire 100,000 shares each of the Company’s common stock.  The surrendered options were originally granted on February 14, 2008 at an exercise price of $14.93 per share and were to vest monthly, in equal installments, over a four year period.    Mr. Winemiller and Mr. Murphy made the request to surrender their options to enable the Compensation Committee of the Board of Directors to grant employees (other than Mr. Winemiller and Mr. Murphy) more shares than would have otherwise been available for grant under the 2007 plan.   Upon surrender, the shares subject to these options returned to the plan as available to grant.  Both Mr. Murphy and Mr. Winemiller requested that no additional compensation be paid to them in connection with the surrender.  Mr. Winemiller and Mr. Murphy did not receive any value for the surrender of these options and did not receive a new grant of restricted stock units or any additional compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROS HOLDINGS, INC.

Date: November 17, 2008

/s/ Charles H. Murphy
Charles H. Murphy
Chief Financial Officer and Executive Vice President